UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 20, 2018
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CARTER VALIDUS MISSION CRITICAL REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 1.01	Entry into a Material Definitive Agreement.
The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
As previously reported in a Current Report on Form 8-K filed on May 3, 2018, Carter Validus Operating Partnership II, LP (“CVOP II”), the operating partnership of Carter Validus Mission Critical REIT II, Inc. (the “Company”), and certain of the Company’s subsidiaries entered into the Third Amended and Restated Credit Agreement dated as of April 27, 2018 (as amended, the "KeyBank Credit Facility Agreement”) with KeyBank National Association (“KeyBank”) as Administrative Agent for the lenders. The maximum commitments available to date under the KeyBank Credit Facility Agreement are $700,000,000, consisting of a $450,000,000 revolving line of credit, with a maturity date of April 27, 2022, subject to CVOP II’s right to one, 12-month extension period, and a $250,000,000 term loan, with a maturity date of April 27, 2023. Subject to certain conditions, the maximum commitments available under the KeyBank Credit Facility Agreement can be increased to $1,000,000,000.
The actual amount of credit available under the KeyBank Credit Facility Agreement is a function of certain loan-to-cost, loan-to-value and debt service coverage ratios contained in the KeyBank Credit Facility Agreement.
On June 20, 2018, two wholly-owned subsidiaries of CVOP II entered into joinder agreements with KeyBank, as Administrative Agent (the "Joinder Agreements"), to become subsidiary guarantors under the KeyBank Credit Facility Agreement and to add one healthcare property owned by HCII-455 Park Grove Drive, LLC and one data center property owned by DCII-400 Holger Way, LLC to the collateralized pool of the KeyBank Credit Facility Agreement, which increased CVOP II’s total pool availability under the KeyBank Credit Facility Agreement by approximately $35,459,000. In addition, CVOP II entered into amendments to collateral assignment of interests dated as of June 20, 2018 with KeyBank, as Agent (the “Collateral Assignment Amendments”), to pledge CVOP II’s interest in the wholly-owned subsidiaries that are parties to the Joinder Agreements to KeyBank as collateral under the KeyBank Credit Facility Agreement. The material terms of the Joinder Agreements and Collateral Assignment Amendments are qualified in their entirety by the terms of the agreements attached hereto as Exhibits 10.1 through Exhibit 10.4 and are incorporated herein by reference.
As of June 25, 2018, CVOP II had a total pool availability under the KeyBank Credit Facility Agreement of $498,584,000 and an aggregate outstanding principal balance of $310,000,000. As of June 25, 2018, $188,584,000 remained to be drawn on the KeyBank Credit Facility Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Joinder Agreement, dated June 20, 2018, by DCII- HOLGER WAY, LLC, to KeyBank National Association, as Agent.
10.2	Joinder Agreement, dated June 20, 2018, by HCII-455 PARK GROVE DRIVE, LLC , to KeyBank National Association, as Agent.
10.3
Amendment to Collateral Assignment of Interests, dated June 20, 2018, by and between Carter Validus Operating Partnership II, LP, as Assignor, and KeyBank National Association, as Agent for itself and the other lenders from time to time a party to the KeyBank Credit Facility Agreement.

10.4
Amendment to Collateral Assignment of Interests, dated June 20, 2018, by and between Carter Validus Operating Partnership II, LP, as Assignor, and KeyBank National Association, as Agent for itself and the other lenders from time to time a party to the KeyBank Credit Facility Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

Dated: June 25, 2018	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer